Camden National Bank Grows By Acquiring 15 Maine Branches

Expands franchise in Androscoggin, Kennebec, Knox and Penobscot Counties

CAMDEN, Maine, April 24, 2012 /PRNewswire/ -- Camden National Bank, a subsidiary of Camden National Corporation (NASDAQ: CAC), signed a definitive agreement yesterday to acquire 15 branch banking locations from Bank of America. The acquisition will expand Camden National's franchise to 53 branches and result in the largest market share of deposits held by any independent community bank headquartered in the state of Maine. The transaction is subject to regulatory approval and is expected to close by the end of the third quarter.

"This is a strategically compelling opportunity to expand and strengthen Camden National's franchise, while deepening our commitment to our existing markets," said Gregory A. Dufour, president and chief executive officer of Camden National. "These branches will enhance Camden National's presence in the Bangor and Lewiston/Auburn markets while accelerating our expansion strategy in the Augusta market."

Branches to be acquired include individual branches in Auburn, Brewer, Gardiner, Lewiston, Newport, Old Town, Rockland and Waterville as well as three branches in both the Augusta and Bangor markets. Camden National also expects to reopen the Orono branch.

"This acquisition is a major investment in the state of Maine and a significant commitment to its people," said Dufour. "Our expanded franchise will offer existing customers the added convenience of more locations in several markets, while those joining the Camden National family will experience the benefits of community banking at the location that is most convenient for them. People and businesses who are not yet customers of either organization will have the opportunity to enjoy the products and services that we provide, along with stellar personalized service and local decision making."

"Our team is working closely with Bank of America to ensure a smooth transition for our new customers and employees," said Mr. Dufour. "Our goal is to preserve jobs as we assess the impact the acquisition will have on our processes and staffing levels."

Upon completion of the branch acquisition, Camden National expects to have approximately $2.7 billion in assets and $2.0 billion in deposits. Additionally, 53 branch locations and 60 ATMs across Maine will be complemented by Camden National's online and mobile banking services. "As a result of this transaction, our lenders and branch managers will have an even greater ability to invest in our local communities by lending money to the businesses and people they know and work with every day," explained Dufour.

The latest information on the transition can be found at www.camdennational.com. Over the next several weeks, Camden National and Bank of America will be communicating directly with customers at the affected branches to guide them through the process and assist with any questions.

About Camden National Corporation
Camden National Corporation, recently recognized by Forbes as one of "America's Most Trustworthy Companies," is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 38 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements
Certain statements in this document may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "target," or "goal," or future or conditional verbs such as "will," "may", "might", "should," "would", "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, including risks, assumptions and uncertainties relating to the acquired branches, completion of the transaction, regulatory approvals for the transaction, integration of the acquired branches and related operations and any required or planned divestitures and the related process, actual results, performance or achievements may vary materially from those anticipated, estimated or projected. More information about the factors that could cause actual results to materially differ is contained in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACT: Jennifer Roper, Vice President of Communications, Camden National Corporation, +1-207-230-2118, jroper@camdennational.com, or Diane Norton, Vice President of Marketing, Camden National Corporation, +1-207-230-2176, dnorton@camdennational.com